                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A
                               Amendment No. 1

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) of the

                       SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date earliest event reported) December 21, 2001

                         CORAM HEALTHCARE CORPORATION
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              (Exact name of registrant as specified in charter)


          Delaware                     1-11343                33-0615337
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(State or other jurisdiction         (Commission            (IRS Employer
      of incorporation)              File Number)         Identification No.)

                1675 Broadway, Suite 900, Denver, Colorado 80202
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               (Address of principal executive offices)(Zip code)


Registrant's telephone number, including area code (303) 292-4973
                                                   --------------


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          (Former name or former address, if changed since last report)


     Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Sections 12, 13 or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court. Yes [X] No [ ]



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ITEM 5. OTHER EVENTS

     On August 8, 2000, Coram Healthcare Corporation ("CHC") and its wholly-owned first tier subsidiary, Coram, Inc. ("CI") (collectively, the "Debtors"), filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code. As of such date, the Debtors are operating as debtors-in-possession subject to the jurisdiction of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

     On December 21, 2001, the Bankruptcy Court issued an order denying confirmation of the Debtors' Second Joint Plan of Reorganization (the "Second Joint Plan"). A copy of the related December 24, 2001 press release is attached hereto as Exhibit 99.1.

     On December 28, 2001, the Debtors announced that they filed a Notice of Appeal in the Bankruptcy Court related to the December 21, 2001 Bankruptcy Court decision denying confirmation of the Debtors' Second Joint Plan. An appeal will be filed in the United States District Court for the District of Delaware. A copy of the related December 28, 2001 press release is attached hereto as
Exhibit 99.2.

     Effective December 31, 2001, the Debtors converted approximately $23 million in principal and unpaid accrued interest of their Series A Senior Subordinated Unsecured Notes to equity in the form of CI Series A Preferred Stock, $0.001 par value per share (the "Preferred Stock"), in order for CHC and its subsidiaries to maintain compliance with the public-company exception to the physician ownership and referral prohibitions of the Omnibus Budget Reconciliation Act of 1993 (commonly referred to as "Stark II"). Documents related to such transaction are attached hereto as follows:

         (a)      A copy of the January 2, 2002 press release (Exhibit 99.3);

         (b) Exchange Agreement dated as of December 31, 2001, by and among Coram, Inc. and the Noteholders (as defined below) (Exhibit 99.4);

         (c) Amendment No. 1 to Stockholder Agreement dated as of December 31, 2001 (Exhibit 99.5);

         (d) Amendment No. 5 to Securities Exchange Agreement dated as of December 31, 2001 (Exhibit 99.6);

         (e) Certificate of Amendment of Certificate of Designation of Coram, Inc. filed on December 31, 2001 (Exhibit 99.7); and

         (f) Bylaws of Coram, Inc., as amended and restated on December 31, 2001 (Exhibit 99.8).

Exchange Agreements

     On December 29, 2000, CI executed the Exchange Agreement with Goldman Sachs Credit Partners, L.P., Cerberus Partners, L.P. ("Cerberus") and Foothill Capital Corporation ("Foothill") (collectively, the "Noteholders") to exchange approximately $97.7 million of Series A Senior Subordinated Unsecured Notes (the "Series A Notes") and approximately $11.6 million of accrued but unpaid interest on the Series A Notes and Series B Senior Subordinated Convertible Unsecured Notes (the "Series B Notes") for 905 shares of Preferred Stock (issued on a pro rata basis), having a liquidation preference of approximately $109.3 million.

     On December 31, 2001, CI executed a second Exchange Agreement with the Noteholders to exchange $21 million of the Series A Notes and approximately $1.9 million of accrued but unpaid interest on the Series A Notes for 189.5705 shares of Preferred Stock (issued on a pro rata basis), having a liquidation preference of approximately $22.9 million. The Preferred Stock has an aggregate liquidation preference of approximately $149.9 million as of December 31, 2001.



                                       2
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Preferred Stock

     The authorized Preferred Stock consists of 10,000 shares, and the only shares issued and outstanding at December 31, 2001 are those issued pursuant to the aforementioned Exchange Agreements and the corresponding dividend requirements for the year ended December 31, 2001. So long as any shares of the Preferred Stock are outstanding, the Noteholders are entitled to receive preferential dividends at a rate of 15% per annum on the liquidation preference amount. Dividends are payable on a quarterly basis on the last business day of each calendar quarter. Prior to the effective date of the Debtors' plan of reorganization, dividends are to be paid in the form of additional shares of Preferred Stock having a liquidation preference amount equal to such dividend amount. Subsequent to the effective date of a plan of reorganization, at CI's election, dividends will be payable in cash or shares of common stock of CI having a fair value equal to such cash dividend payment, as determined by a consensus of investment banking firms acceptable to the Noteholders. In the event of default, the dividend rate shall increase to 16% per annum until such time that the event of default is cured. All dividends are to include tax indemnities and gross-up provisions (computed subsequent to CI's tax fiscal year end in connection with the preparation of the income tax returns) as are appropriate for transactions of this nature.

     The agreements, organizational documents and bylaws underlying the Preferred Stock include usual and customary affirmative and negative covenants for a security of this nature, including, but not limited to (i) providing timely access to certain financial and business information; (ii) authorization to communicate with independent certified public accountants with respect to the financial conditions and other affairs of the company; (iii) maintaining tax compliance; (iv) maintaining adequate insurance coverage; (v) adherence to limitations on transactions with affiliates; (vi) adherence to limitations on acquisitions or investments; (vii) adherence to limitations on the liquidation of assets or businesses; and (viii) adherence to limitations on entering into additional indebtedness.

     The agreements, organizational documents and bylaws underlying the Preferred Stock also include special provisions regarding the Preferred Stock voting rights. These provisions generally include terms and conditions pertaining to certain "triggering events" whereby the Preferred Stock voting rights would become effective. Generally speaking, such "triggering events" include notice of a meeting, distribution of a written consent in lieu of a meeting, or entry of an order of court compelling a meeting, of the stockholders or the Board of Directors, of CI or CHC: (i) to approve appointment, removal or termination of any member of the Board of Directors of CI or CHC; or (ii) to approve any change in the rights of any person to do so. "Triggering Events" related to a notice of a meeting or the distribution of a written consent of the stockholders or Board of Directors of CI cannot occur without a majority of the independent directors of CHC previously approving such meeting or written consent. Substantial consummation of a plan of reorganization will also constitute a "triggering event." The specific "triggering event" provisions are fully set forth in Amendment No. 1 to Stockholder Agreement (Exhibit 99.5).

     Subsequent to the occurrence of a "triggering event," each share of the Preferred Stock will be entitled to one vote and shall entitle the holder thereof to vote on all matters voted on by the holders of the common stock of CI, voting together as a single class with other shares entitled to vote at all meetings of the stockholders of CI. As of December 31, 2001, the Preferred Stock would have approximately 55.4% of CI's total voting power upon the occurrence of a "triggering event." Subsequent to the occurrence of a "triggering event," the holders of Preferred Stock will also have the right to appoint four directors out of a total of seven directors to CI's Board of Directors, and a quorum in meetings of the Board of Directors shall be constituted by the presence of a majority of the directors, at least two of whom must be directors appointed by the holders of Preferred Stock. Prior to the occurrence of a "triggering event," the holders of Preferred Stock have the right to appoint two directors to CI's Board of Directors. Alternatively, if the holders of the Preferred Stock elect no Board of Directors representation, they retain the right to appoint three observers.

     The Preferred Stock is redeemable at the option of CI, in whole or in part, at any time, on not less than thirty days prior written notice, at the liquidation preference amount plus any accrued but unpaid dividends. Redemption may be made in the form of cash payments only.



                                       3
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

Exhibit
Number       Description of Document
--------     -----------------------

99.1         Press release, issued December 24, 2001, announcing the United
             States Bankruptcy Court for the District of Delaware (the
             "Bankruptcy Court") order denying confirmation of the Second Joint
             Plan of Reorganization of Coram Healthcare Corporation ("CHC") and
             Coram, Inc. ("CI").

99.2         Press release, issued December 28, 2001, announcing the Notice of
             Appeal filed by CHC and CI in the Bankruptcy Court related to the denial of confirmation of the Second Joint Plan of Reorganization of CHC and CI.

99.3         Press release, issued January 2, 2002, announcing the December 31,
             2001, conversion of debt to equity in the form of CI Series A
             Preferred Stock, $0.001 par value per share (the "Preferred
             Stock").

99.4 Exchange Agreement dated as of December 31, 2001, by and among CI and Goldman Sachs Credit Partners, L.P., Cerberus Partners, L.P.
             ("Cerberus") and Foothill Capital Corporation ("Foothill")
             (collectively, the "Noteholders") whereby the Noteholders exchanged
             $21 million of Series A Senior Subordinated Unsecured Notes (the
             "Series A Notes") and approximately $1.9 million of accrued but unpaid interest thereon for the period from December 29, 2000 to December 31, 2001 for 189.5705 shares of Preferred Stock.

99.5         Amendment No. 1 to Stockholder Agreement dated as of December 31,
             2001, by and among CI, Goldman Sachs & Co., Cerberus and Foothill providing for certain "triggering events" for the Preferred Stock voting rights to become effective.

99.6         Amendment No. 5 to Securities Exchange Agreement dated as of
             December 31, 2001, by and among CI and the Noteholders as further consideration for the December 31, 2001 Exchange Agreement whereby
             CI, CHC and the Noteholders have agreed to amend the maturity of the Series A Notes and Series B Senior Subordinated Convertible
             Unsecured Notes to June 30, 2002.

99.7 Certificate of Amendment of the Certificate of Designation of CI, as filed with the Secretary of State of the State of Delaware on December 31, 2001, related to changes in the Preferred Stock voting rights.

99.8 Bylaws of CI, as amended and restated on December 31, 2001, related to providing for certain "triggering events" for the Preferred
             Stock voting rights to become effective.




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                                   SIGNATURES



             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          CORAM HEALTHCARE CORPORATION



Date: January 14, 2002                    By: /s/ SCOTT R. DANITZ
                                              ---------------------------------
                                              Name:  Scott R. Danitz
                                              Title: Senior Vice President,
                                              Chief Financial Officer
                                              and Treasurer

                                 EXHIBIT INDEX


Exhibit
Number       Description of Document
--------     -----------------------

99.1         Press release, issued December 24, 2001, announcing the United
             States Bankruptcy Court for the District of Delaware (the
             "Bankruptcy Court") order denying confirmation of the Second Joint
             Plan of Reorganization of Coram Healthcare Corporation ("CHC") and
             Coram, Inc. ("CI").

99.2         Press release, issued December 28, 2001, announcing the Notice of
             Appeal filed by CHC and CI in the Bankruptcy Court related to the denial of confirmation of the Second Joint Plan of Reorganization of CHC and CI.

99.3         Press release, issued January 2, 2002, announcing the December 31,
             2001, conversion of debt to equity in the form of CI Series A
             Preferred Stock, $0.001 par value per share (the "Preferred
             Stock").

99.4 Exchange Agreement dated as of December 31, 2001, by and among CI and Goldman Sachs Credit Partners, L.P., Cerberus Partners, L.P.
             ("Cerberus") and Foothill Capital Corporation ("Foothill")
             (collectively, the "Noteholders") whereby the Noteholders exchanged
             $21 million of Series A Senior Subordinated Unsecured Notes (the
             "Series A Notes") and approximately $1.9 million of accrued but unpaid interest thereon for the period from December 29, 2000 to December 31, 2001 for 189.5705 shares of Preferred Stock.

99.5         Amendment No. 1 to Stockholder Agreement dated as of December 31,
             2001, by and among CI, Goldman Sachs & Co., Cerberus and Foothill providing for certain "triggering events" for the Preferred Stock voting rights to become effective.

99.6         Amendment No. 5 to Securities Exchange Agreement dated as of
             December 31, 2001, by and among CI and the Noteholders as further consideration for the December 31, 2001 Exchange Agreement whereby
             CI, CHC and the Noteholders have agreed to amend the maturity of the Series A Notes and Series B Senior Subordinated Convertible
             Unsecured Notes to June 30, 2002.

99.7 Certificate of Amendment of the Certificate of Designation of CI, as filed with the Secretary of State of the State of Delaware on December 31, 2001, related to changes in the Preferred Stock voting rights.

99.8 Bylaws of CI, as amended and restated on December 31, 2001, related to providing for certain "triggering events" for the Preferred
             Stock voting rights to become effective.